EXHIBIT 32
906 Certification

The certification set forth below is being submitted in connection with this Report on Form 10-Q for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

John J. Schiff, Jr., the Chief Executive Officer, and Kenneth W. Stecher, the Chief Financial Officer, of Cincinnati Financial Corporation each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cincinnati Financial Corporation.

Date: August 14, 2003

/S/ John J. Schiff, Jr.

John J. Schiff, Jr.
Chairman, President and Chief Executive Officer

/S/ Kenneth W. Stecher

Kenneth W. Stecher
Chief Financial Officer and Senior Vice President, Secretary, Treasurer
(Principal Accounting Officer)

Cincinnati Financial Corporation Form 10-Q for the Quarter Ended June 30, 2003	27